Exhibit 1.1

[—] Shares

TRISTATE CAPITAL HOLDINGS, INC.

Common Stock

UNDERWRITING AGREEMENT

[—], 2013

STEPHENS INC.

As representative of the several

Underwriters named in Schedule I hereto

c/o	Stephens Inc.

111 Center Street

Little Rock, Arkansas 72201

Ladies and Gentlemen:

TriState Capital Holdings, Inc., a Pennsylvania corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”) for whom you are acting as the representative (the “Representative”), and any shareholder of the Company named in Schedule II hereto (whether one or more, the “Selling Shareholders”), severally propose to sell to the several Underwriters an aggregate of [—] shares (the “Firm Shares”) of the common stock, no par value per share, of the Company (“Common Stock”) of which [—] shares are to be issued and sold by the Company and [—] shares are to be sold by the Selling Shareholders in the respective amounts set forth opposite their respective names in Schedule II hereto. The Company also proposes to sell to the several Underwriters, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriters, up to an additional [—] shares of Common Stock (the “Option Shares”). The Firm Shares and the Option Shares are hereinafter referred to collectively as the “Shares.”

The Company and the Underwriters agree that up to [—] of the Firm Shares (the “Reserved Shares”) shall be reserved for sale by the Underwriters to certain eligible officers, directors, employees, business associates and related persons of the Company and its subsidiaries (“Reserved Shares Participants”), as part of the distribution of the Shares by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and all other applicable laws, rules and regulations. To the extent that such Reserved Shares are not orally confirmed for purchase, and subject to an agreement to purchase, by such Reserved Shares Participants by the end of the first business day after the date of this Agreement, such Reserved Shares may be offered to the public as part of the public offering contemplated hereby.

Each Selling Shareholder has executed and delivered a Custody Agreement and Power of Attorney in the form agreed to by the parties (collectively, the “Custody Agreement and Power of Attorney”) pursuant to which each Selling Shareholder has placed his or her Firm Shares in custody and appointed the person(s) designated therein with authority to execute and deliver this Agreement on behalf of such Selling Shareholder and to take certain other actions with respect thereto and hereto.

The Company and the Selling Shareholders confirm as follows their respective agreements with the Representative and the several other Underwriters.

1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that, as of the date hereof and as of the Closing Date and each Option Closing Date (as such terms are defined in Section 4 hereof), if any:

(i) A registration statement on Form S-1 (File No. 333-187681) in respect of the Shares and one or more pre-effective amendments thereto (together, the “Initial Registration Statement”) have been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Representative, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued, no proceeding for that purpose has been initiated or threatened by the Commission and any request on the part of the Commission for additional information from the Company has been satisfied in all material respects; any preliminary prospectus included in the Initial Registration Statement, as originally filed or as part of any amendment thereto, or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all schedules and exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed by virtue of Rule 430A under the Securities Act to be part of the Initial Registration Statement at the time it was declared effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, each as amended at the time such part of the Initial Registration Statement became effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; the final prospectus, in the form first filed pursuant to Rule 424(b)

under the Securities Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”; and all references to the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”). From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act;

(ii) (1) At the respective times the Initial Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Date (and, if any Option Shares are purchased, at each Option Closing Date), the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder (the “Rules and Regulations”) and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (2) at the time the Pricing Prospectus, the Prospectus or any amendments or supplements thereto were issued and at the Closing Date (and, if any Option Shares are purchased, at each Option Closing Date), none of the Pricing Prospectus, the Prospectus nor any amendment or supplement thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties in clauses (1) and (2) above shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in strict conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use in the Registration Statement or the Prospectus, it being understood and agreed that the only such information provided by any Underwriter is that described as such in Section 10(b) hereof. No order preventing or suspending the use of any Preliminary Prospectus, the Pricing Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission. No document has been prepared or delivered in reliance on Rule 434 under the Securities Act;

Each Preliminary Prospectus, Pricing Prospectus, Issuer Free Writing Prospectus and the Prospectus filed as part of the Initial Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the requirements of the Securities Act and the Rules and Regulations and each Preliminary Prospectus, Pricing Prospectus, Issuer Free Writing Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;

(iii) For the purposes of this Agreement, the “Applicable Time” is [—] [a.m./p.m.] (Eastern time) on the date of this Agreement; the Pricing Prospectus as supplemented by the Issuer Free Writing Prospectuses, Written Testing-the-Waters Communications (as hereinafter defined) and other documents listed in Schedule III hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and/or Written Testing-the-Waters Communication listed on Schedule III hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus and/or Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication in reliance upon and in strict conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use in the Registration Statement or the Prospectus, it being understood and agreed that the only such information provided by any Underwriter is that described as such in Section 10(b) hereof;

(iv) The Company has filed a registration statement pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to register the Common Stock, and such registration statement has been declared effective; at the time of filing the Initial Registration Statement the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Securities Act;

(v) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus and to enter into and perform its obligations under this Agreement, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where any failure so to qualify or be in good standing would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Agreement, a “Company Material Adverse Effect” means any fact, change, occurrence, event or circumstance that, individually or together with any other facts, changes, occurrences, events or circumstances, has or would reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries, considered as one enterprise, or would prevent or impair the consummation of the transactions contemplated by this Agreement;

(vi) Each subsidiary of the Company (each a “Subsidiary”), including TriState Capital Bank, a Pennsylvania state banking corporation and wholly owned consolidated subsidiary of the Company (the “Bank”), has been duly incorporated (or organized) and is validly existing as a corporation (or other organization) in good standing under the laws of the jurisdiction of its incorporation (or organization), with power and authority to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation (or other organization) for the transaction of business and is in good standing under the laws of each other jurisdiction in which its owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not reasonably be expected to have a Company Material Adverse Effect; all of the issued and outstanding capital stock (or other ownership interests) of each Subsidiary has been duly and validly authorized and issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity;

(vii) The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. The Bank holds the requisite authority from the Pennsylvania Department of Banking and Securities (the “Department”) to do business as a state-chartered banking corporation under the laws of the Commonwealth of Pennsylvania as described in each of the Pricing Disclosure Package and the Prospectus. The Company and each Subsidiary are in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all laws and regulations administered by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), the Federal Deposit Insurance Corporation (the “FDIC”), the Department and any other federal or state bank regulatory authorities with jurisdiction over the Company and its subsidiaries, except for any non-compliances that do not and would not reasonably be excepted to have a Company Material Adverse Effect. Neither the Company nor any Subsidiary has received any communication from any governmental authority that it is not acting in material compliance with any statute, regulation or ordinance. The Bank has received a Community Reinvestment Act rating of “Satisfactory” or better in each year since its inception;

(viii) The Company has an authorized capitalization as set forth in the Pricing Prospectus, and all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the descriptions thereof contained in the Pricing Prospectus; and none of the issued and outstanding shares of capital stock of the Company are subject to any preemptive or similar rights;

(ix) The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and non-assessable and will conform to the descriptions thereof contained in the Prospectus; and the issuance of such Shares is not subject to any preemptive or similar rights;

(x) This Agreement has been duly authorized, executed and delivered by the Company and the Bank;

(xi) The issue and sale of the Shares to be sold by the Company hereunder, the execution of this Agreement by the Company and the Bank, and the compliance by the Company and the Bank with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, nor will such action result in any violation of the provisions of the articles of incorporation or bylaws (or other organization documents) of the Company or any of the Subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares to be sold by the Company hereunder or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Securities Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(xii) KPMG LLP, who has certified certain financial statements of the Company and the Subsidiaries, are independent public accountants as required by the Securities Act and the Rules and Regulations. The financial statements, together with related schedules and notes, included in the Registration Statement and the Pricing Prospectus comply in all material respects with the requirements of the Securities Act and present fairly the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) consistently applied throughout the periods involved, except as disclosed therein; and the selected financial data and the summary financial data included in the Pricing Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements included in the Registration Statement. The pro forma financial information of the Company and the Subsidiaries and any related notes thereto included in the Registration Statement and the Pricing Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial information and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein;

(xiii) Neither the Company nor any Subsidiary has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, (1) there has not been any change in the capital stock or long-term debt of the Company or any of the Subsidiaries, (2) there has not been any Company Material Adverse Effect, or any development, event or circumstance that would reasonably be expected to involve a prospective Company Material Adverse Effect, (3) there have been no transactions entered into by, and no obligations or liabilities, contingent or otherwise, incurred by the Company or any of the Subsidiaries, whether or not in the ordinary course of business, which are material to the Company and the Subsidiaries, considered as one enterprise or (4) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, in each case, otherwise than as set forth or contemplated in the Pricing Prospectus;

(xiv) Neither the Company nor any of the Subsidiaries is (1) in violation of its articles of incorporation or bylaws (or other organization documents), or (2) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries, or (3) in violation of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, or (4) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or (5) a party to, subject to or the recipient of any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter, supervisory letter or similar submission to, any governmental authority, and neither the Company nor any Subsidiary has been advised by any governmental authority that such governmental authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission; except, in the case of clauses (2), (3), (4) and (5), where any such violation or default, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect;

(xv) Each of the Company and each Subsidiary has good and marketable title to all real and personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any Subsidiary; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any Subsidiary;

(xvi) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of the Subsidiaries is a party or of which any property of the Company or any of the Subsidiaries is the subject which, if determined adversely to the Company or the Subsidiary, individually or in the aggregate, would have or may reasonably be expected to have a Company Material Adverse Effect, or which are required to be described in the Registration Statement or the Pricing Prospectus; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;

(xvii) The Company and the Subsidiaries possess all permits, licenses, approvals, consents and other authorizations (collectively, “Permits”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the businesses now operated by them; the Company and the Subsidiaries are in compliance with the terms and conditions of all such Permits and all of the Permits are valid and in full force and effect, except, in each case, where the failure so to comply or where the invalidity of such Permits or the failure of such Permits to be in full force and effect, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect; and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or material modification of any such Permits;

(xviii) The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, all licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names, patents and patent rights (collectively “Intellectual Property”) material to carrying on their businesses as described in the Pricing Prospectus, and neither the Company nor any Subsidiary has received any correspondence relating to any Intellectual Property or notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property which would render any Intellectual Property invalid or inadequate to protect the interest of the Company and the Subsidiaries and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would have or may reasonably be expected to have a Company Material Adverse Effect;

(xix) No material labor dispute with the employees of the Company or the Subsidiaries exists, or, to the knowledge of the Company, is imminent. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, individually or in the aggregate, may reasonably be expected to result in a Company Material Adverse Effect;

(xx) The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for; and the Company has no reason to believe that either it or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Company Material Adverse Effect;

(xxi) The Company and each of its Subsidiaries have made and keep books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(xxii) Since the date of the latest audited financial statements included in the Pricing Prospectus, (a) the Company has not been advised of (1) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company and each of its Subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its Subsidiaries, and (b) since that date, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(xxiii) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures are effective;

(xxiv) All United States federal income tax returns of the Company and the Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and the Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law, except insofar as the failure to file such returns, individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined;

(xxv) There are no statutes, regulations, documents or contracts of a character required to be described in the Registration Statement or the Pricing Prospectus or to be filed as an exhibit to the Registration Statement which are not described or filed as required;

(xxvi) Neither the Company nor any of the Subsidiaries is in violation of any statute or any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, production, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim;

(xxvii) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any Subsidiary for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), except to the extent that failure to so comply would not reasonably be expected to have a Company Material Adverse Effect. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption;

(xxviii) Neither the Company nor any of its Subsidiaries, or any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment; (v) violated or is in violation of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of any jurisdiction, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened; or (vi) engaged in any business activity related to the petroleum industry, military applications, the governments of Iran or Syria, and transfers of goods, technologies or services (including financial services) that may assist the governments of Iran or Syria or facilitate money laundering or other activities proscribed by U.S. law;

(xxix) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the

Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans;

(xxx) There are no persons with registration rights or other similar rights to have securities registered pursuant to the Registration Statement, or otherwise registered by the Company under the Securities Act, except as disclosed in the Pricing Disclosure Package or the Prospectus;

(xxxi) The Company is not and, after giving effect to the offering and sale of the Shares as contemplated herein and the application of the net proceeds therefrom as described in the Pricing Prospectus, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xxxii) The Company has not distributed and, prior to the later to occur of the Closing Date and completion of distribution of the Shares, will not distribute any offering materials in connection with the offering and sale of the Shares, other than the Pricing Prospectus, the Prospectus and, subject to compliance with Section 6 hereof, any Issuer Free Writing Prospectus; and the Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares. The Company (a) has not alone engaged in any Testing-the-Waters Communication other than either Testing-the-Waters Communications with the prior written consent of, or in the presence of, the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (b) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act;

(xxxiii) The statistical and market and industry-related data included in the Pricing Prospectus and the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources, and the Company has obtained the written consent to the use of such data from sources to the extent required;

(xxxiv) The Company has not offered, or caused the Underwriters to offer, Reserved Shares to any Reserved Shares Participant or any other person with the specific intent to unlawfully influence (x) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (y) a trade journalist or publication to write or publish favorable information about the Company or its products or services;

(xxxv) The audiovisual presentation made available to the public by the Company at http://www.netroadshow.com is a “bona fide electronic roadshow” for purposes of Rule 433(d)(8)(ii) of the Securities Act, and such presentation, together with the Pricing Prospectus, does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements in or omissions from such presentation or Pricing Prospectus made in reliance upon and in strict conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use therein;

(xxxvi) The deposit accounts of the Bank are insured up to the maximum amount provided by the FDIC and no proceedings for the modification, termination or revocation of any such insurance are pending or threatened;

(xxxvii) Except as disclosed in each of the Pricing Disclosure Package and the Prospectus, no Subsidiary of the Company is currently prohibited, directly or indirectly, under any order of the Federal Reserve Board (other than orders applicable to bank holding companies and their subsidiaries generally), under any applicable law, or under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company; and

(xxxviii) Neither the Company nor any of its Subsidiaries is or has ever been a U.S. real property holding corporation within the meaning of Section 897 of the Code.

Any certificate signed by any officer of the Company delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

(b) The Bank represents and warrants to, and agrees with, each of the Underwriters that, as of the date hereof and as of the Closing Date and each Option Closing Date, if any:

(i) The Bank has been duly chartered and is validly existing as a Commonwealth of Pennsylvania chartered bank in good standing under the laws of the Commonwealth of Pennsylvania, and has been duly qualified as a foreign bank for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification or is subject to no material liability or disability by reason of the failure to be so qualified in any such other jurisdiction.

(ii) Neither the Bank nor any of its subsidiaries is (1) in violation of its articles of incorporation or bylaws (or other organization documents), or (2) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Bank or any of its

Subsidiaries, or (3) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Bank or any of its Subsidiaries is a party or by which any of them or any of their respective properties may be bound (each, a “Bank Instrument”).

(iii) The execution, delivery and performance of this Agreement by the Bank, compliance by the Bank with all of the provisions of this Agreement and the consummation of the transactions herein contemplated do not and will not contravene, conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any Bank Instrument, nor does or will any such action contravene, conflict with or result in a breach or violation of any of the terms or provisions of the charter or bylaws of the Bank or any statute, order, rule or regulation of any court or governmental agency having jurisdiction over the Bank or any of its subsidiaries or any of their properties.

(c) Each Selling Shareholder represents and warrants to, and agrees with, each of the Underwriters that, as of the date hereof and as of the Closing Date and each Option Closing Date, if any:

(i) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Shareholder of this Agreement and the Custody Agreement and Power of Attorney and for the sale and delivery of the Shares to be sold by such Selling Shareholder hereunder, have been obtained; and such Selling Shareholder has full right, power and authority to enter into this Agreement and the Custody Agreement and Power of Attorney and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder;

(ii) This Agreement and the Custody Agreement and Power of Attorney have each been duly authorized, executed and delivered by such Selling Shareholder and constitute the legal, valid and binding obligation of such Selling Shareholder, enforceable against such Selling Shareholder in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally and general equitable principles;

(iii) Such Selling Shareholder, if not an individual, has been duly incorporated (or organized) and is validly existing as a corporation (or other organization) in good standing under the laws of its jurisdiction (or organization);

(iv) The sale of the Shares to be sold by such Selling Shareholder hereunder, the execution of this Agreement and the Custody Agreement and Power of Attorney by such Selling Shareholder and the compliance by such Selling Shareholder with all of the provisions of this Agreement and the Custody Agreement and Power of Attorney and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling

Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of the articles of incorporation or bylaws (or other organization documents) of such Selling Shareholder, if such Selling Shareholder is not an individual, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Shareholder or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Shares to be sold by such Selling Shareholder hereunder or the consummation by such Selling Shareholder of the transactions contemplated by this Agreement and the Custody Agreement and Power of Attorney, except the registration under the Securities Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(v) Such Selling Shareholder has, and immediately prior to the Closing Date and each Option Closing Date will have, good and valid title to the Shares to be sold by such Selling Shareholder hereunder on such date free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(vi) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(vii) There are no legal or governmental proceedings pending to which such Selling Shareholder is a party or of which any property of such Selling Shareholder is the subject which, if determined adversely to such Selling Shareholder, individually or in the aggregate, would prevent or impair the consummation of the transactions contemplated by this Agreement or the Custody Agreement and Power of Attorney, and to the best knowledge of such Selling Shareholder, no such proceedings are threatened;

(viii) (1) At the respective times the Initial Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Date (and, if any Option Shares are purchased, at each Option Closing Date), the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (2) at the time the Pricing Prospectus, the Prospectus or any amendments or supplements thereto were issued and at the Closing Date (and, if any Option Shares are purchased, at each Option Closing Date), none of the Pricing Prospectus, the Prospectus nor any amendment or supplement thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties in clauses (1) and (2) above shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in strict conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use in the Registration Statement or the Prospectus, it being understood and agreed that the only such information provided by any Underwriter is that identified as such in Section 10(b) hereof;

(ix) Any certificate signed by, or on behalf of, such Selling Shareholder delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by such Selling Shareholder to the Underwriters as to the matters covered thereby;

(x) Each Preliminary Prospectus, Pricing Prospectus, Issuer Free Writing Prospectus and the Prospectus filed as part of the Initial Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the requirements of the Securities Act and the Rules and Regulations and each Preliminary Prospectus, Pricing Prospectus, Issuer Free Writing Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T; and

(xi) The Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and/or Written Testing-the-Waters Communication listed on Schedule III hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus and/or Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication in reliance upon and in strict conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use in the Registration Statement or the Prospectus, it being understood and agreed that the only such information provided by any Underwriter is that described as such in Section 910(b) hereof;

2. Subject to the terms and conditions herein set forth, (a) the Company and each Selling Shareholder agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each Selling Shareholder, at a purchase price per share of $[—] (the “Purchase Price”), the number of Firm Shares (to be adjusted by the Representative so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company or such Selling Shareholder as set forth opposite the name of the Company or such Selling Shareholder in

Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and the Selling Shareholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Option Shares as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the Purchase Price, the number of Option Shares (to be adjusted by the Representative so as to eliminate fractional shares) determined by multiplying the number of Option Shares as to which such election shall have been exercised the fraction set forth in clause (a) above.

The Company hereby grants to the Underwriters the right to purchase at their election up to [—] Option Shares, at the Purchase Price less an amount per share equal to any cash dividend payable by the Company on the Firm Shares but only to the extent that such dividend is not payable on the Additional Shares, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares. The Underwriters may exercise their option to acquire Option Shares in whole or in part from time to time only by written notice from the Representative to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Option Shares to be purchased and the date on which such Option Shares are to be delivered, as determined by the Representative but in no event earlier than the Closing Date or, unless the Representative and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

Certificates in negotiable form for the Shares to be sold by any Selling Shareholder hereunder have been placed in custody, for delivery under this Agreement, under the Custody Agreement and Power of Attorney made with Stephens Inc., as custodian (“Custodian”). Each Selling Shareholder agrees that the shares represented by the certificates held in custody for the Selling Shareholders under such Custody Agreement and Power of Attorney are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Shareholder for such custody are to that extent irrevocable and that the obligations of the Selling Shareholder hereunder shall not be terminated by operation of law, whether by the death of any individual Selling Shareholder or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust. If any individual Selling Shareholder or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Shares hereunder, certificates for such Shares shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Custodian shall have received notice of such death or other event or termination.

3. It is understood that the several Underwriters propose to offer the Firm Shares for sale to the public upon the terms and conditions set forth in the Prospectus.

4. The Company and the Custodian will deliver the Firm Shares to the Representative through the facilities of the Depository Trust Company (“DTC”) for the accounts of the Underwriters, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer drawn to the order of the Company, in the case of Firm Shares sold by the Company, and to or on behalf of the Selling Shareholders, pro rata based on the number of Firm Shares sold by each of them, under instructions from the Custodian, in the case of Firm Shares sold by the Selling Shareholders, at the office of [—], at 10:00 A.M., New York time, on [—], 2013, or at such other time not later than seven full business days thereafter as the Representative and the Company determine, such time being herein referred to as the “Closing Date.” For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Firm Shares. The certificates for the Firm Shares so to be delivered will be in definitive form, in such denominations and registered in such names as the Representative request and will be made available for checking and packaging at the above office of [—] at least 24 hours prior to the Closing Date.

Each time for the delivery of and payment for the Option Shares, being herein referred to as an “Option Closing Date,” which may be the Closing Date, shall be determined by the Representative as provided above. The Company will deliver the Option Shares being purchased on each Option Closing Date to the Representative through the facilities of DTC for the accounts of the Underwriters, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer drawn to the order of the Company at the above office of [—], at 10:00 A.M., New York time on the applicable Option Closing Date. The certificates for the Option Securities so to be delivered will be in definitive form, in such denominations and registered in such names as the Representative request and will be made available for checking and packaging at the above office of [—] at least 24 hours prior to such Option Closing Date.

5. The Company covenants and agrees with each of the Underwriters as follows:

(a) The Company, subject to Section 5(b), will comply with the requirements of Rule 430A under the Securities Act, and will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended prospectus shall have been filed, to furnish the Representative with copies thereof, and to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes; and (v) if the Company ceases to be an Emerging Growth Company at any time prior to the later of (A) completion of the distribution of the Shares within the meaning of the Securities Act and (B) completion of the 180-day restricted period referred to in Section 5(j) hereof. The Company will promptly effect the filings necessary pursuant to Rule 424(b) under the Securities Act and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) under the Securities Act), or any amendment, supplement or revision to the Prospectus, or any Issuer Free Writing Prospectus, will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

(c) The Company will use its best efforts to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representative may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that nothing in this Section 5(c) shall require the Company to qualify as a foreign corporation in any jurisdiction in which it is not already so qualified, or to file a general consent to service of process in any jurisdiction.

(d) The Company has furnished or will deliver to the Representative, without charge, two signed copies of the Initial Registration Statement as originally filed, any Rule 462(b) Registration Statement and of each amendment to each (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also, upon the Representative’s request, deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) The Company has delivered or will deliver to each Underwriter at any location it may reasonably request, without charge, as many written and electronic copies of each Preliminary Prospectus as such Underwriter may from time to time reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, prior to 5:00 P.M. on the business day next succeeding the date of this Agreement and from time to time thereafter during the period when the Prospectus is required to be delivered in connection with sales of the Shares under the Securities Act or the Exchange Act or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act, such number of written and electronic copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f) The Company will comply with the Securities Act and the Rules and Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus. If at any time when, in the opinion of counsel for the Underwriters, a prospectus is required to be delivered in connection with sales of the Shares under the Securities Act or the Exchange Act (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the Rules and Regulations, the Company will promptly prepare and file with the Commission, subject to Section 5(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of written and electronic copies of such amendment or supplement as the Underwriters may reasonably request. The Company will provide the Representative with notice of the occurrence of any event during the period specified above that may give rise to the need to amend or supplement the Registration Statement or the Prospectus as provided in the preceding sentence promptly after the occurrence of such event. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(g) The Company will make generally available (within the meaning of Section 11(a) of the Securities Act) to its security holders and to the Representative as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

(h) The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Pricing Prospectus under the heading “Use of Proceeds.”

(i) The Company will use its best efforts to effect and maintain the listing of the Common Stock (including the Shares) on the NASDAQ Global Select Market (“Nasdaq”).

(j) During the period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representative, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise dispose of or transfer any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock or file or cause to be filed any registration statement in connection therewith under the Securities Act, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, any of the economic consequence of ownership of Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise, other than (1) the Shares to be sold hereunder, (2) the issuance of options to acquire shares of Common Stock granted pursuant to the Company’s benefit plans existing on the date hereof that are referred to in the Prospectus, as such plans may be amended, or (3) the issuance of shares of Common Stock upon the exercise of any such options. In addition, the Company will use its best efforts to enforce the “lock-up” agreements described in Section 9(k) hereof against any holder of the Company’s securities, and any separate “lock-up” agreements the Company has with any holders of the Company’s securities, to provide the maximum benefit to the Underwriters.

(k) If the Representative, in its sole discretion, agrees to release or waive the restrictions set forth in a “lock-up” agreement described in Section 9(k) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

(l) The Company, during the period when the Prospectus is required to be delivered in connection with sales of the Shares under the Securities Act or the Exchange Act (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder.

(m) The Company will file with the Commission such information on Form 10-Q or Form 10-K as may be required pursuant to Rule 463 under the Securities Act.

(n) During a period of three years from the effective date of the Registration Statement, the Company will furnish to the Representative copies of all reports or other communications (financial or other) furnished to shareholders generally, and to deliver to the Representative (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as the Representative may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and the Subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission).

(o) If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company will file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., New York time, on the date of this Agreement, and at the time of filing either to pay to the Commission the filing fee for the Rule 462(b) Registration Statement or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(p) If so requested by the Representative, the Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the Representative an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Shares. As used herein, the term “electronic Prospectus” means a form of the most recent Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representative, that may be transmitted electronically by the Representative and the other Underwriters to offerees and purchasers of the Shares, (ii) it shall disclose the same information as such paper Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus, as the case may be; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representative, that will allow investors to store and have continuously ready access to such Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet generally). The Company hereby confirms that, if so requested by the Representative, it has included or will include in the Prospectus filed with the Commission an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of such paper Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus to such investor or representative.

(q) The Company will use its best efforts to ensure that any Reserved Shares required to be restricted by FINRA or FINRA rules will be so restricted from sale, transfer, assignment, pledge or hypothecation for a period of 180 days following the date of this Agreement. The Underwriters will notify the Company as to which persons, if any, will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Shares, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with, or as a result of, such release.

6. (a) The Company represents and agrees that, without the prior consent of the Representative, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representative is listed on Schedule III hereto;

(b) Each Selling Shareholder represents and agrees that it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act;

(c) The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic roadshow;

(d) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in strict conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein.

7. Each Selling Shareholder covenants and agrees with each of the several Underwriters that such Selling Shareholder will deliver to the Representative, prior to or at the Closing Date, a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriters’ documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibilities Act of 1982 with respect to the transactions contemplated by this Agreement.

8. The Company and the Selling Shareholders covenant and agree with the several Underwriters that, whether or not the transactions contemplated by this Agreement are consummated, (a) the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the fees, disbursements and expenses of the Company’s counsel, accountants and other advisors; (ii) filing fees and all other expenses in connection with the preparation, printing and filing of the Registration Statement, each Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (iii) the cost of printing or producing this Agreement, closing documents (including any compilations thereof) and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Shares; (iv) all expenses in connection with the registration or qualification of the Shares for offering and sale under applicable state or foreign securities laws as provided in Section 5(c), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (v) all fees and expenses in connection with listing the Common Stock (including the Shares) on Nasdaq; (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, securing any required review by FINRA of the terms of the sale of the Shares; (vii) all fees and expenses in connection with the preparation, issuance and delivery of the certificates representing the Shares to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriters; (viii) the cost and charges of any transfer agent or registrar; (ix) the transportation and other expenses incurred by the Company and the Underwriters in connection with “roadshow” presentations (including any “net road show”) to prospective purchasers of Shares, including chartered aircraft and any aircraft of the Representative used in connection with such “roadshow” presentations (but excluding the Underwriters’ direct travel and hotel costs); (x) all fees and expenses of the Underwriters in connection with matters relating to the Reserved Shares, including reasonable fees and disbursements of counsel for the Underwriters; (xi) all costs and expenses incurred by the Underwriters in connection with the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of copies of information or materials relating to the Reserved Shares; (xii) all stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Reserved Shares; and (xiii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; and (b) each Selling Shareholder will pay or cause to be paid all expenses incident to the performance of such Selling Shareholders’ obligations under this Agreement which are not otherwise specifically provided for in this Section 8, including (i) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Shareholder to the Underwriters hereunder and (ii) the fees, disbursements and expenses of the Selling Shareholders’ counsel and other advisors, if any.

9. The several obligations of the Underwriters hereunder to purchase the Shares on the Closing Date and each Option Closing Date, as the case may be, are subject to the performance by the Company and each of the Selling Shareholders of their obligations hereunder and to the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the Rules and Regulations and in accordance with Section 5(a); all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act; if the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., New York time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof or the Prospectus or any part thereof or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission or any state securities commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representative’s reasonable satisfaction.

(b) The respective representations and warranties of the Company and the Selling Shareholders contained herein are true and correct on and as of the Closing Date or the Option Closing Date, as the case may be, as if made on and as of the Closing Date or the Option Closing Date, as the case may be, and each of the Company and the Selling Shareholders shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Option Closing Date, as the case may be.

(c) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or the Option Closing Date, as the case may be, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any downgrading, (ii) any intended or potential downgrading or (iii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(d) (i) Neither the Company nor any Subsidiary shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, (1) there shall not have been any change in the capital stock or long-term debt of the Company or any Subsidiary or (2) there shall not have been any Company Material Adverse Effect, or any development, event or circumstance that would reasonably be expected to involve a prospective Company Material Adverse Effect, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Closing Date or Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Pricing Prospectus.

(e) The Representative shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, (i) a certificate of two executive officers of the Company, at least one of whom has specific knowledge about the Company’s financial matters, satisfactory to the Representative, to the effect (1) set forth in Sections 9(b) (with respect to the respective representations, warranties, agreements and conditions of the Company) and 9(c), (2) that none of the situations set forth in clause (i) or (ii) of Section 9(d) shall have occurred and (3) that no stop order suspending the effectiveness of the Registration Statement has been issued and to the knowledge of the Company, no proceedings for that purpose have been instituted or are pending or contemplated by the Commission, and (ii) a certificate of the Selling Shareholders, satisfactory to the Representative, to the effect set forth in Section 9(b) (with respect to the respective representations, warranties, agreements and conditions of the Selling Shareholders).

(f) The Representative shall have been furnished with the following legal opinions:

(1) DLA Piper LLP (US), counsel for the Underwriters, shall have furnished to the Representative its favorable written opinion, dated the Closing Date or the Option Closing Date, as the case may be, with respect to the Registration Statement, the Prospectus as amended or supplemented and other related matters as the Representative may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(2) Fenimore, Kay, Harrison & Ford, LLP, securities counsel for the Company, shall have furnished to the Representative their favorable written opinion, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to counsel for the Underwriters;

(3) Keevican Weiss Bauerle & Hirsch LLC, general counsel for the Company, shall have furnished to the Representative their favorable written opinion, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to counsel for the Underwriters;

(4) Shannon, Martin, Finkelstein & Alvarado, counsel for the Selling Shareholders, shall have furnished to the Representative their favorable written opinion, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to counsel for the Underwriters.

(g) On the effective date of the Registration Statement and, if applicable, the effective date of the most recently filed post-effective amendment to the Registration Statement, KPMG LLP shall have furnished to the Representative a letter, dated the date of delivery thereof, in form and substance satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(h) On the Closing Date and each Option Closing Date, as applicable, the Representative shall have received from KPMG LLP a letter, dated the Closing Date or such Option Closing Date, as the case may be, to the effect that they reaffirm the statements made in the letter or letters furnished pursuant to Section 9(g), except that the specified date referred to shall be a date not more than three business days prior to the Closing Date or such Option Closing Date, as the case may be.

(i) The Shares to be delivered on the Closing Date or Option Closing Date, as the case may be, shall have been approved for listing on Nasdaq, subject to official notice of issuance.

(j) FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and conditions.

(k) The Representative shall have received “lock-up” agreements, each substantially in the form of Exhibit A-1 hereto, from all officers, directors, Selling Shareholders and the shareholders of the Company set forth on Exhibit A-2 and such agreements shall be in full force and effect on the Closing Date or Option Closing Date, as the case may be.

(l) On or prior to the Closing Date or Option Closing Date, as the case may be, the Company and the Selling Shareholders shall have furnished to the Representative such further information, certificates and documents as the Representative shall reasonably request.

(m) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on Nasdaq, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required; (ii) a suspension or material limitation in trading in the Company’s securities on Nasdaq or other trading market; (iii) a general moratorium or suspension on commercial banking activities declared by any Federal, Commonwealth of Pennsylvania or New York State authorities, or a new restriction materially adversely affecting the distribution of the Firm Shares or the Option Shares, as the case may be; (iv) any major disruption of settlements of securities, payment, or clearance services in the United States; (v) any material adverse change in the financial markets in the United States or the international financial markets, the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (vi) any other calamity or crisis or any change in national or international financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (v) or (vi) in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Closing Date or Option Closing Date, as the case may be, or to enforce contracts for the sale of the Shares, on the terms and in the manner contemplated in the Prospectus;

If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated, subject to the provisions of Section 13, by the Representative by notice to the Company at any time at or prior to the Closing Date or Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party, except as provided in Section 13.

10. (a) The Company and each Selling Shareholder, severally and not jointly, agree to indemnify and hold harmless each Underwriter, its directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Initial Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or in any supplement or wrapper thereto or amendment thereof, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company and the Selling Shareholders will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Initial Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, any Issuer Free Writing Prospectus, or any Written Testing-the-Waters Communication in reliance upon and in strict conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter is the information described as such in Section 10(b) below.

(b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each Selling Shareholder, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company or a Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Initial Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, or any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in strict conformity with written information furnished to the Company by or on behalf of such Underwriter through the

Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: (i) the concession and reallowance figures appearing in the [—] paragraph under the caption “Underwriting”; and (ii) the information contained in the [—] and [—] paragraphs under the caption “Underwriting.”

(c) In connection with the offer and sale of the Reserved Shares, the Company agrees to indemnify and hold harmless each of the Underwriters, the directors, officers, employees and agents of each of the Underwriters, and each person who controls each of the Underwriters within the meaning of either the Securities Act or the Exchange Act (collectively, the “Relevant Entities”) against any losses, claims, damages, liabilities or expenses (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), to which it may become subject, under the Securities Act or otherwise, insofar as such losses, claim, damages, liabilities or expenses (or actions in respect thereof) (i) arise out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus wrapper or other material prepared by or with the consent of the Company for distribution to Reserved Shares Participants in connection with the offering of the Reserved Shares or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) are caused by the failure of any Reserved Shares Participant, on the applicable settlement date, to pay for and accept delivery of Reserved Shares which have been properly confirmed for purchase by such Reserved Shares Participant; or (iii) are related to, or arise out of or in connection with, the offering of the Reserved Shares, except that this clause (iii) shall not apply to the extent that such loss, claim, damage or liability is finally judicially determined to have resulted solely from the gross negligence or willful misconduct of the Relevant Entities.

(d) Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such Section, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 10). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and jointly with any other indemnifying party similarly notified, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnified party). Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel reasonably satisfactory to such indemnified party as provided above to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events all such counsel fees and expenses shall be borne by the indemnifying parties and shall be paid as they are incurred. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel firm (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, which counsel, in the event of indemnified parties under Section 10(a), shall be selected by the Representative.

(e) The indemnifying party under this Section 10 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment against an indemnified party, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 10(d) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution is or could have been sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (x) includes an unconditional release of the indemnified party from all liability arising out of the subject matter of such action or claim and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(f) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), 10(b) or 10(c) in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Shares shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10(f) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10(f). The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this Section 10(f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(f), no Underwriter shall be required to contribute any amount in excess of the amount of the underwriting discounts and commissions received by such Underwriter in connection with the Offered Shares underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 10(f) to contribute are several in proportion to their respective underwriting obligations and not joint.

(g) The obligations of the parties to this Agreements contained in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

11. If any Underwriter or Underwriters default in its or their obligations to purchase Shares hereunder on the Closing Date or any Option Closing Date and the aggregate number of Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Shares that the Underwriters are obligated to purchase on such Closing Date or Option Closing Date, as the case may be, the Representative may make arrangements satisfactory to the Company and the Selling Shareholders for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date or Option Closing Date, as the case may be, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares that such defaulting Underwriters agreed but failed to purchase on such Closing Date or Option Closing Date, as the case may be. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur exceeds 10% of the total number of Shares that the Underwriters are obligated to purchase on such Closing Date or Option Closing Date, as the case may be, and arrangements satisfactory to the Representative, the Company and the Selling Shareholders for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate, subject to the provisions of Section 13, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders, except as provided in Section 13. Nothing herein will relieve a defaulting Underwriter from liability for its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Company shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11.

12. Notwithstanding anything herein contained, this Agreement (or the obligations of the several Underwriters with respect to any Option Shares which have yet to be purchased) may be terminated, subject to the provisions of Section 13, in the absolute discretion of the Representative, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or the Option Closing Date, as the case may be, there shall have occurred any of the following (a) a suspension or material limitation in trading in securities generally on Nasdaq, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, (b) a suspension or material limitation in trading in the Company’s securities on Nasdaq or other trading market, (c) a general moratorium or suspension on commercial banking activities shall have been declared by any Federal, Commonwealth of Pennsylvania or New York State authorities or a new restriction materially adversely affecting the distribution of the Firm Shares or the Option Shares, as the case may be, (d) any major disruption of settlements of securities, payment, or clearance services in the United States, (e) any material adverse change in the financial markets in the United States or the international financial markets, the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, or (f) any other calamity or crisis or any change or development involving a prospective change in national or international financial, political, or economic conditions in the United States or elsewhere, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the public offering or the delivery of the Shares to be delivered on the Closing Date or Option Closing Date, as the case may be, or to enforce contracts for the sale of the Shares, on the terms and in the manner contemplated in the Prospectus.

If this Agreement is terminated pursuant to this Section 12, such termination will be without liability of any party to any other party except as provided in Section 13 hereof.

13. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers, of the Selling Shareholders and of the several

Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company and the Selling Shareholders or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Shares. If this Agreement is terminated pursuant to Section 9, 11 or 12 or if for any reason the purchase of any of the Shares by the Underwriters is not consummated, the Company and the Selling Shareholders shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 8, the respective obligations of the Company, the Selling Shareholders and the Underwriters pursuant to Section 10 and the provisions of Sections 13, 14 and 17 shall remain in effect and, if any Shares have been purchased hereunder the representations and warranties in Section 1 and all obligations under Section 5, Section 6 and Section 7 shall also remain in effect. If this Agreement shall be terminated by the Underwriters, or any of them, under Section 9 or otherwise because of any failure or refusal on the part of the Company or the Selling Shareholders to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any of the Company or the Selling Shareholders shall be unable to perform its obligations under this Agreement or any condition of the Underwriters’ obligations cannot be fulfilled, the Company agrees to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of its counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder.

14. This Agreement shall inure to the benefit of and be binding upon the Company, the Selling Shareholders and the Underwriters, the officers and directors of the Company referred to herein, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Shares from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.

15. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt thereof by the recipient if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be delivered to the Representative, c/o Stephens Inc., 111 Center Street, Little Rock, Arkansas 72201, (fax no.: (501) 377-8011), Attention: Equity Syndicate Desk (Sandra Farmer), with a copy delivered to DLA Piper LLP (US), 500 Eighth Street, NW, Washington DC 20004, Attention Michael P. Reed (fax no. (202) 799-5229). Notices to the Company or the Bank shall be delivered to TriState Capital Holdings, Inc., One Oxford Center, 301 Grant Street, Suite 2700, Pittsburgh, PA 15129 (fax no.: (412) 304-0331), Attention: James F. Getz. Notices to the Selling Shareholders shall be given to the Custodian at Stephens Inc., 111 Center Street, Little Rock, Arkansas 72201.

16. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

17. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO SUCH STATE’S PRINCIPLES OF CONFLICTS OF LAWS.

18. The parties hereby submit to the jurisdiction of and venue in the federal courts located in the City of New York, New York in connection with any dispute related to this Agreement, any transaction contemplated hereby, or any other matter contemplated hereby.

19. The Company and each of the Selling Shareholders acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Shareholders on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, the Selling Shareholders or their respective stockholders, creditors, employees or any other party, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Shareholders with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Shareholders on other matters) or any other obligation to the Company or any Selling Shareholder except the obligations expressly set forth in this Agreement, and (iv) the Company and each of the Selling Shareholders has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company and each of the Selling Shareholders severally agree that each will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or such Selling Shareholder, in connection with such transaction or the process leading thereto.

20. The Company and the Selling Shareholders acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company and the Selling Shareholders hereby waive and release, to the fullest extent permitted by law, any claims that the Company or the Selling Shareholder may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Selling Shareholders by such Underwriters’ investment banking divisions. The Company and the Selling Shareholders acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

21. Notwithstanding anything herein to the contrary, the Company and the Selling Shareholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Shareholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential ( and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

22. This Agreement does not supersede any prior agreement or understanding between the Company and the Representative, other than that certain engagement letter dated January 22, 2013. This Agreement, the Custody Agreement and Power of Attorney, the lock-up agreement, and any other document or agreement referenced herein or therein constitute the entire agreement of the Underwriters and the Selling Shareholders and supersedes all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof or thereof. This Agreement constitutes the entire agreement of the Company and the Selling Shareholders and supersedes all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof or thereof.

23. The Company, the Selling Shareholders and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument will become a binding agreement among the Company, the Selling Shareholders and the Underwriters.

Very truly yours,

TRISTATE CAPITAL HOLDINGS, INC.

By:
Name:
Title:

TRISTATE CAPITAL BANK

By:
Name:
Title:

[Selling Shareholder Signature Page Follows]

SELLING SHAREHOLDER

Name:

By:
Name:
Title:

[Representative Signature Page Follows]

Accepted as of the date hereof:

STEPHENS INC.

KEEFE, BRUYETTE & WOODS, INC.

ROBERT W. BAIRD & CO. INCORPORATED

MACQUARIE CAPITAL (USA) INC.

By: Stephens Inc.

By:
Name:
Title:

For themselves and as Representative of the other Underwriters named in Schedule I hereto

SCHEDULE I

Underwriter	Number of Firm Shares to be Purchased
Stephens Inc.	[—]
Keefe, Bruyette & Woods, Inc.	[—]
Robert W. Baird & Co. Incorporated	[—]
Macquarie Capital (USA) Inc.	[—]
Total	[—]

SCHEDULE II

Selling Shareholder	Number of Firm Shares to be Purchased
Falcon Seaboard Investment Company, LP	200,000
[Other]	[—]
Total	[—]

SCHEDULE III

Pricing Disclosure Package Documents

Preliminary Prospectus

All Issuer Free Writing Prospectuses

The Public Offering Price and the number of Firm shares

EXHIBIT A-1

LOCK-UP AGREEMENT

             , 2013

Stephens Inc.

    as Representative of the several

    Underwriters to be named in the

    within-mentioned Underwriting Agreement

c/o	Stephens Inc.

111 Center Street

Little Rock, Arkansas 72201

Re:	Proposed Public Offering by TriState Capital Holdings, Inc.

Dear Sirs:

The undersigned, a shareholder, officer or director of TriState Capital Holdings, Inc., a Pennsylvania corporation (the “Company”), understands that Stephens Inc. (in such capacity, the “Representative”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering of shares (the “Securities”) of the Company’s common stock, no par value (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement (the “Underwriters”) that, during the period beginning on the date hereof and ending on the date that is 180 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representative (which may be evidenced by entering into the Underwriting Agreement in the case that the undersigned is a Selling Shareholder as defined in the Underwriting Agreement), directly or indirectly, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, including but not limited to any Securities acquired by the undersigned in the proposed public offering (whether or not pursuant to any issuer-directed or “friends and family” shares of Common Stock the undersigned may purchase in the proposed public offering) (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (2) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

If the undersigned is an officer or director of the Company, (1) the Representative agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Representative will notify the Company of the impending release or waiver, and (2) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representative hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Representative, provided that (1) the Representative receives a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)	as a bona fide gift or gifts; or

(ii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii)	as a distribution to limited partners or shareholders of the undersigned; or

(iv)	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned.

Furthermore, the undersigned may sell or otherwise dispose of shares of Common Stock of the Company during the Lock-Up Period:

(i)	that are purchased by the undersigned on the open market following the proposed public offering, provided that (A) such sales are not required to be reported in any public report or filing with the Securities Exchange Commission or otherwise and (B) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales; and

(ii)	sufficient to satisfy the tax obligations incurred in connection with an award under the Company’s 2006 Stock Option Plan.

Notwithstanding the foregoing, nothing in this letter agreement shall restrict (1) the sale of any Lock-Up Securities to the Underwriters pursuant to the Underwriting Agreement; (2) the exchange of Company securities in connection with a split, reclassification or recombination of the Company’s shares; (3) the conversion of any shares of the Company’s preferred stock into shares of Common Stock in accordance with the terms of the Company’s Articles of Incorporation, as amended to date, provided that such Common Stock will be considered Lock-Up Securities and will remain subject to the provisions of this letter agreement; (4) the right of the Company to repurchase from the undersigned (or the right of the undersigned to sell or transfer to the Company) shares of Common Stock issued under the Company’s equity incentive plans or under agreements pursuant to which such shares were issued (or related agreements providing the Company with a right to purchase such shares or that the shares may be forfeited to the Company); or (5) the undersigned, at any time, from entering into a written plan meeting the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, relating to the sale of securities of the Company, if then permitted by the Company, provided that the securities subject to such plan may not be sold or otherwise transferred in manner prohibited by this letter agreement until the Lock-Up Period has expired, and provided, further, that the undersigned (A) is not required to report such plan in any public report or filing with the Securities Exchange Commission or otherwise and (B) does not make or permit to be made any public filing or report or other public notice regarding the existence of such plan prior to the expiration of the Lock-Up Period.

This letter agreement shall automatically terminate upon the date that the Company provides written notice to the Representative that the Company has determined not to proceed with the proposed public offering and is terminating this letter agreement on behalf of all of the Company’s holders of Lock-Up Securities, provided that the Company and the Representative shall not have executed the Underwriting Agreement on or prior to such date.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

[Signature Page Follows]

Very truly yours,

(if an individual):

Name (print)

Signature

(if an entity):

Name of Entity

By:

Name:

Its:

EXHIBIT A-2

LIST OF DIRECTORS, EXECUTIVE OFFICERS AND SHAREHOLDERS

SUBJECT TO LOCK-UP AGREEMENT

EXHIBIT B

FORM OF PRESS RELEASE

TriState Capital Holdings, Inc.

[Date]

TriState Capital Holdings, Inc. (the “Company”) announced today that Stephens Inc., the lead book-running managing underwriter in the Company’s recent public offering of                 shares of common stock, is [waiving] [releasing] a lock-up restriction with respect to                 shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on             , 2013, and the shares may be sold on or after such date.

This press release is not an offer or sale of the securities in the United States or in any other jurisdiction where such offer or sale is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.